Exhibit 3.53

ARTICLES OF INCORPORATION

OF

MERCURY AMBULANCE SERVICE, INC.

KNOW ALL MEN BY THESE PRESENTS:

The undersigned, Robert C. Damen and A. Ruth Damen, General Delivery, Parkers Lake, Kentucky 42634, do hereby form a corporation under the laws of the Commonwealth of Kentucky and for that purpose do hereby adopt the following Articles of Incorporation:

ARTICLE I

NAME. The name of the corporation shall be “Mercury Ambulance Service, Inc.”.

ARTICLE II

PERIOD OF DURATION. The period of duration of the corporation shall be perpetual.

ARTICLE III

PURPOSES. The purposes for which the corporation is organized shall include the following:

(a) To operate an ambulance service.

(b) To take, buy, purchase, exchange, lease, hire, sell or otherwise acquire and dispose of real estate and personal property, either improved or unimproved, and any interest or right therein, and to own, hold, control, manage, maintain and develop the same.

(c) To transact any and all lawful business for which corporations may be incorporated under the laws of the State of Kentucky.

ARTICLE IV

NUMBER OF AUTHORIZED SHARES. The aggregate amount of shares which the corporation shall have the authority to issue shall be two thousand (2,000) common shares, all of which shall be without par value.

ARTICLE V

INITIAL REGISTERED OFFICE AND AGENT. The address of the initial registered office of the corporation shall be Apartment 3-E, 147 Malabu Drive, Lexington, Fayette County, Kentucky 40503; and the name of the initial registered agent of the corporation is Robert C. Damen of the same address.

ARTICLE VI

INITIAL BOARD OF DIRECTORS. Until the number of members of the Board of Directors shall be otherwise established, the initial Board of Directors shall consist of two (2) members, and the persons to serve as such Directors until the first annual meeting of stockholders or until their successors shall be elected and qualified shall be Robert C. Damen and A. Ruth Damen, General Delivery, Parkers Lake, Kentucky 42634.

The affairs of the corporation shall be managed by a Board of Directors of not less than one (1) nor more than five (5) members, which number shall be fixed by the By laws of the corporation.

ARTICLE VII

INCORPORATOR. The names and address of the incorporators are Robert C. Damen and A. Ruth Damen, General Delivery, Parkers Lake, Kentucky 42634.

IN WITNESS WHEREOF, witness the hand of the incorporators this 14 day of July, 1983.

/s/ Robert C. Damen
ROBERT C. DAMEN

/s/ A. Ruth Damen
A. RUTH DAMEN

STATE OF KENTUCKY

COUNTY OF FAYETTE

The foregoing instrument was acknowledged before me this 14 day of July, 1983, by Robert C. Damen and A. Ruth Damen.

My Commission Expires: Oct 13, 1983

/s/
NOTARY PUBLIC, STATE AT LARGE, KENTUCKY

ARTICLES OF INCORPORATION

OF

MERCURY AMBULANCE SERVICE, INC.

KNOW ALL MEN BY THESE PRESENTS:

The undersigned, Robert C. Damen and A. Ruth Damen, General Delivery, Parkers Lake, Kentucky 42634, do hereby form a corporation under the laws of the Commonwealth of Kentucky and for that purpose do hereby adopt the following Articles of Incorporation:

ARTICLE I

NAME. The name of the corporation shall be “Mercury Ambulance Service, Inc.”.

ARTICLE II

PERIOD OF DURATION. The period of duration of the corporation shall be perpetual.

ARTICLE III

PURPOSES. The purposes for which the corporation is organized shall include the following:

(a) To operate an ambulance service.

(b) To take, buy, purchase, exchange, lease, hire, sell or otherwise acquire and dispose of real estate and personal property, either improved or unimproved, and any interest or right therein, and to own, hold, control, manage, maintain and develop the same.

(c) To transact any and all lawful business for which corporations may be incorporated under the laws of the State of Kentucky.

ARTICLE IV

NUMBER OF AUTHORIZED SHARES. The aggregate amount of shares which the corporation shall have the authority to issue shall be two thousand (2,000) common shares, all of which shall be without par value.

ARTICLE V

INITIAL REGISTERED OFFICE AND AGENT. The address of the initial registered office of the corporation shall be Apartment 3-E, 147 Malabu Drive, Lexington, Fayette County, Kentucky 40503; and the name of the initial registered agent of the corporation is Robert C. Damen of the same address.

ARTICLE VI

INITIAL BOARD OF DIRECTORS. Until the number of members of the Board of Directors shall be otherwise established, the initial Board of Directors shall consist of two (2) members, and the persons to serve as such Directors until the first annual meeting of stockholders or until their successors shall be elected and qualified shall be Robert C. Damen and A. Ruth Damen, General Delivery, Parkers Lake, Kentucky 42634.

The affairs of the corporation shall be managed by a Board of Directors of not less than one (1) nor more than five (5) members, which number shall be fixed by the By laws of the corporation.

ARTICLE VII

INCORPORATOR. The names and address of the incorporators are Robert C. Damen and A. Ruth Damen, General Delivery, Parkers Lake, Kentucky 42634.

IN WITNESS WHEREOF, witness the hand of the incorporators this 14 day of July, 1983.

/s/ Robert C. Damen
ROBERT C. DAMEN

/s/ A. Ruth Damen
A. RUTH DAMEN

STATE OF KENTUCKY

COUNTY OF FAYETTE

The foregoing instrument was acknowledged before me this 14 day of July, 1983, by Robert C. Damen and A. Ruth Damen.

My Commission Expires: Oct 13, 1983.

/s/
NOTARY PUBLIC, STATE AT LARGE, KENTUCKY